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                                                                     Exhibit 5.1


                                                        Michael J. Sullivan
                                                        Direct: 415.399.3017
                                                        msullivan@howardrice.com

                                  July 22, 2004

PlanetOut Inc.
300 California Street
San Francisco, California 94104

     Re:  Underwritten Public Offering
          of up to 5,347,500 shares of
          the Common Stock, par value $0.001, of PlanetOut Inc.

Ladies and Gentlemen:

          You have requested our opinion with respect to certain matters in connection with the filing by PlanetOut Inc., a Delaware corporation (the "COMPANY"), of a Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission covering the offering of up to 5,347,500 shares of the Company's common stock, $0.001 par value per share (the "SHARES").

          In connection with this opinion, we have examined the following documents:

          1. The Registration Statement and the related prospectus in the form to be filed with the Securities and Exchange Commission on the date of this opinion.

          2. The Company's Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on August 18, 2003 and amended on April 27, 2004 and July 19, 2004;

          4. The Company's Amended and Restated Bylaws, adopted on December 7, 2000;

          5. Resolutions of the Company's Board of Directors adopted on April 21, 2004;

          6. The minute books of the Company provided to us by the Company;

          7. A specimen stock certificate of the Company provided to us by the Company; and
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PlanetOut Inc.
July 22, 2004
Page 2


          8. Certificates of public officials and officers of the Company.

          In rendering our opinion, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents, that all corporate records of the Company provided to us for review are true, complete and accurate and that any reviews and searches of public records obtained by us are true, complete and accurate. We have further assumed the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

          As to matters of fact material to our opinion, we have relied solely upon our review of the documents referred to in the second paragraph of this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters, and disclaim any implication or inference, as to the reasonableness of any such assumption. In rendering this opinion, we have considered only the Delaware General Corporation Law (including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and express no opinion with respect to choice of law or conflicts of law.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, when issued, sold and delivered in the manner and for the consideration authorized by the Board of Directors of the Company and described in the Registration Statement and the related prospectus, the Shares will be validly issued, fully paid and nonassessable.

          The opinion set forth above is given only as of the date hereof and is expressly limited to the matters stated. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto and the prospectus and any supplement thereto.

Very truly yours,

HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN
A Professional Corporation

By: /s/ Michael J. Sullivan
    -----------------------------------
   Michael J. Sullivan